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                                                                    EXHIBIT 10.2


                           CONSULTATION AGREEMENT


         This Consultation Agreement (the "Agreement") is made effective July 1, 1996, by and between Lamar Texas Limited Partnership, a Texas limited partnership qualified to do and doing business in the State of Louisiana (the "Company") and Reilly Consulting Company, L.L.C. (the "Consultant"), represented herein by its Manager, Kevin P. Reilly, Sr. (the "Manager").

                                  Recitals

         The Company recognizes the experience and abilities of Consultant's associates in the business of the Company and its subsidiaries and affiliates (collectively, "Lamar") and has offered to engage it to render consulting and advisory services. Consultant desires to accept such engagement, upon the terms and conditions hereinafter set forth:

         1. The Company hereby engages Consultant for a period of ten (10) years, commencing on the effective date of this Agreement (the "Consultation Term"), as a general advisor and consultant to management of Lamar on mergers, acquisitions, financing and operational matters. Consultant has the authority to select such of its associates to fulfill the consulting engagement as it sees fit. Consultant's associates shall report and be responsible only to the President and Chief Executive Officer of the Company but shall work with senior level management of Lamar. Neither Consultant, nor Consultant's associates, shall perform any services for Lamar which will create a violation by Consultant, Consultant's associates, or Lamar of the rules and regulations of the Louisiana Commission on Ethics for Public Employees or the Ethics Code for Public Officials of the State of Louisiana.

         2. During the Consultation Term, Consultant shall cause such of its associates as it sees fit to devote such time as it feels is necessary and use its best efforts to advance the business and welfare of Lamar. Consultant shall not intentionally take any action against the best interests of Lamar. The Company recognizes that Consultant's associates are engaged in other business pursuits. Consequently, the unavailability of Consultant's associates from time to time, as reasonably required by other commitments of its associates, shall not constitute a failure to perform its obligations hereunder and shall not be deemed a breach or default hereunder. The Company desires to retain the services of Consultant and prevent them from being availed of Lamar's competitors, under any circumstances.

         3. The Company agrees to pay or cause to be paid to Consultant for its services hereunder during the Consultation Term an annual consulting retainer of one hundred twenty thousand dollars ($120,000), payable in twelve
(12) equal monthly installments. Consultant will be reimbursed for all out-of-pocket expenses incurred in connection with service to the Company as its Consultant up to a maximum of ten thousand dollars ($10,000) per year.

         4. The Company may direct that Consultant's duties hereunder be performed for and the fees of Consultant hereunder be paid by, and the Company may assign this Agreement in its entirety to, one or more of the Company's subsidiaries, parent or affiliates.
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If the Company is consolidated with or merged into, or if all or a part of its assets are transferred to, another corporation carrying on all or a substantial part of the business of the Company, this Agreement may be assigned to such successor.

         5. Consultant acknowledges that its promised services hereunder are of special, unique, unusual and extraordinary character which gives them peculiar value, the loss of which cannot be compensated adequately in damages in an action at law, and Consultant further acknowledges that in its consultative capacity hereunder it will be making use of, acquiring and adding to confidential information of special and unique value relating to such matters as lists of customers of Lamar and costs of providing the offered services. In addition to and not in limitation of any other restrictive covenants which may be binding upon Consultant, Consultant agrees that neither the Consultant nor its associates will (except with respect to the ownership of not more than 5% of publicly-traded companies):

         (a) During or after the Consultation Term, disclose any of such information to any person, firm or corporation for any purpose whatsoever; or

         (b) During the Consultation Term or within two (2) years thereafter, engage (as an individual or as a stockholder, trustee, partner, financier, agent, employee or representative of any person, firm, corporation or association), or have any interest, direct or indirect, in any business in competition in North America with the business of Lamar as such business is constituted at the date hereof nor engage in any other business in North America which would be competitive with the business conducted by Lamar on the date of this Agreement.

         6. In the event of a breach of any covenant contained in Paragraph 5 of this Agreement, the Company shall be entitled to an injunction restraining such breach in addition to any other remedies provided by law.

         7. The provisions of Paragraphs 5 and 6 hereof shall survive the termination of the Agreement.

         8. The provisions of this Agreement shall be deemed severable and the invalidity of unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement is unenforceable for any reason whatsoever, such provision shall be appropriately limited and given effect to the extent that it may be enforceable.

         9. In the event of nonpayment of any consulting fee or benefit due Consultant hereunder within thirty (30) days after the due date thereof, such unpaid consulting fees shall bear interest at the prime rate of interest charged The Chase Manhattan Bank, National Association, from the date of default until paid.





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         10.     In the event a dispute arises under this Agreement, the
prevailing party shall be entitled to recover reasonable attorney's fees incurred in connection therewith.

         11. This Agreement shall be construed and governed in accordance with the internal laws of the State of Louisiana.

         THUS DONE, READ AND SIGNED by the parties effective on the date set forth above.

                                 LAMAR TEXAS LIMITED PARTNERSHIP

                                 BY:  LAMAR TEXAS GENERAL PARTNER, INC.


                                 By:  /s/ Keith A. Istre
                                    -------------------------------------------
                                      Keith A. Istre
                                      Vice President-Finance

                                 CONSULTANT

                                 REILLY CONSULTING COMPANY, L.L.C.



                                 /s/ Kevin P. Reilly, Sr.
                                 ----------------------------------------------
                                 Kevin P. Reilly, Sr., Manager





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